EXHIBIT NO. 23(J)(1)

                               CONSENT OF COUNSEL

      We hereby consent to: (i) the use of our name and the references to our firm in the Prospectus and Statement of Additional Information that are a part of Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 27 of our firm's opinion and consent of counsel which was filed as Exhibit EX-99.i. to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios.

                                          GREENBERG TRAURIG, LLP

                                    By:   /S/ STEVEN M. FELSENSTEIN
                                          -----------------------------------
                                          Steven M. Felsenstein, a Shareholder

Philadelphia, Pennsylvania
February 29, 2008